UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2020

Gannett Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive McLean, VA	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-854-6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2020, Gannett Co., Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain of the lenders (the “Exchanging Lenders”) under the Company’s senior secured 11.5% term loan Credit Agreement dated November 19, 2019 (the “Credit Agreement”) pursuant to which the Company and the Exchanging Lenders agreed to exchange approximately $500 million in aggregate principal amount of the Company’s newly issued 6% Senior Secured Convertible Notes due 2027 (the “Notes”) for the retirement of an equal amount of term loans under the Credit Agreement (the “Exchange”).  Following the Exchange, the remaining term loan will have an outstanding principal balance of $1.118 billion (the “Remaining Term Loan”).  The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of November 17, 2020, between the Company and U.S. Bank National Association, as trustee.

In connection with the Exchange, the Company entered into an Investor Agreement (the “Investor Agreement”) with the holders of the Notes (the “Holders”) establishing certain terms and conditions concerning the rights and restrictions on the Holders with respect to the Holders’ ownership of the Notes.  The Company also entered into an amendment to the Registration Rights Agreement dated November 19, 2019 between the Company and FIG LLC.  In addition, the Remaining Term Loan will be amended as described below (the “Amendment”).

Notes and Indenture

The Notes are guaranteed by Gannett Holdings LLC and any subsidiaries of the Company (collectively, the “Guarantors”) that guarantee the Remaining Term Loan.  The Notes will be secured by the same collateral securing the Remaining Term Loan.  The Notes rank as senior secured debt of the Company, with the following collateral priorities: (i) prior to a Permitted Refinancing (as defined in the Indenture) of all remaining indebtedness under the Remaining Term Loan with new first lien debt that meets the requirements of a Refinancing Facility (as defined in the Indenture), including, among other things, that (a) the principal amount of the new debt does not exceed the balance of the Remaining Term Loan (plus interest and fees), (b) the all-in-yield of the new debt does not exceed 9.5% per annum and (c) the other terms of the new debt are no less favorable to the Company, the Notes and Remaining Term Loan will share in the collateral under the Remaining Term Loan on a pari passu basis; and (ii) following any Permitted Refinancing, the Notes will be secured by a second priority lien on the same collateral package securing the indebtedness incurred in connection with the Permitted Refinancing.

The Company will pay interest on the Notes at an annual rate of 6.000% payable on June 1 and December 1 of each year, beginning on June 1, 2021.  The Notes will mature on December 1, 2027, unless earlier repurchased or converted.

Each Note is convertible into that number of shares of common stock (“Common Stock”) of the Company equal to $1,000 divided by the Conversion Price (the “Conversion Rate”). The Notes may be converted at any time by the holders into cash, shares of the Company’s common stock (“Common Stock”) or any combination of cash and Common Stock, at the Company’s election, based on an initial conversion rate of 200 shares of Common Stock per $1,000 principal amount of the Notes (which is equal to a conversion price of $5.00 per share of Common Stock (the “Conversion Price”), representing a conversion premium of approximately 187% based on the closing price of $1.74 per share of Common Stock on November 16, 2020).

The conversion rate is subject to customary adjustment provisions as provided in the Indenture.  In addition, the conversion rate will be subject to adjustment in the event of any issuance or sale of Common Stock (or securities convertible into Common Stock) at a price equal to or less than the Conversion Price in order to ensure that following such issuance or sale, the Notes would be convertible into approximately 42% of the Common Stock after giving effect to such issuance or sale (assuming the initial principal amount of the Notes remains outstanding).

If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs, the Company will in certain circumstances increase the conversion rate for a specified period of time.  If a “Fundamental Change” (as defined in the Indenture) occurs, the Company will be required to offer to repurchase the Notes at a repurchase price of 110% of the principal amount thereof.

Until the four-year anniversary of the issuance date, the Company will have the right to redeem for cash up to approximately $100 million of the Notes at a redemption price of 130% of the principal amount thereof, with such amount reduced ratably by any principal amount of Notes that has been converted by the holders or redeemed or purchased by the Company.

Following an Event of Default (as defined in the Indenture), the Notes will be subject to an “asset sale” sweep, “excess cash flow” sweep and “unrestricted cash” sweep substantially identical to the corresponding provisions in the Remaining Term Loan.  Mandatory prepayments pursuant to these provisions will be shared ratably between holders of the Notes and holders of the Remaining Term Loan as provided in the Indenture and related intercreditor agreements.

Holders of the Notes will have the right to put up to approximately $100 million of the Notes at par, (a) for as long as the Remaining Term Loan remains outstanding, on or after the fourth anniversary of the issuance date, or (b) after a Permitted Refinancing, on or after the date that is 91 days after the maturity date of such Permitted Refinancing.

The Company may refinance the Remaining Term Loan with new first lien debt, as long as the new first lien debt satisfies the requirements of a Permitted Refinancing.  In the event that the Company proposes to enter into a Permitted Refinancing, Holders of the Notes will have the option to require the Company to repurchase their Notes at a price equal to 101.5% of par, which amount will increase by 1.5% on each three month anniversary of the issuance date of the Notes.  The Indenture permits the Company to raise additional first lien or second lien debt to finance any such repurchases, subject to certain conditions set forth therein.

Before paying a dividend, unless the Company’s pro forma Total Gross Leverage Ratio (as defined in the Indenture) is less than 1.50x, the Company must offer to redeem an aggregate principal amount of Notes equal to the proposed amount of such dividend at a redemption price equal to the principal amount thereof. To the extent the redemption offer is not required by the Indenture or is rejected by the noteholders, the Company may pay the dividend, subject to a customary adjustment to the conversion rate.

The Indenture includes affirmative and negative covenants that are substantially consistent with the Remaining Term Loan, as well as customary events of default.

The issuance of the Notes in connection with the Exchange was effectuated through a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering.

The issuance of Common Stock upon conversion of the Notes is subject to approval of the Company’s stockholders pursuant to Rule 312 of the Listed Company Manual of the New York Stock Exchange.  As promptly as practicable after the issuance date (and in any event within 30 business days after the issuance date), the Company will prepare and file a proxy statement with the Securities and Exchange Commission that includes a proposal for the Company’s shareholders to approve the issuance of Common Stock upon conversion of the Notes as required under the rules and regulations of the New York Stock Exchange (the “Full Conversion”) at a special meeting of the Company’s shareholders, which will be held as soon as possible after the issuance date.  Subject to the directors’ fiduciary duties, the proxy statement will include a recommendation from the Board that the shareholders vote in favor of the Full Conversion.  If the required shareholder approval is not obtained, (1) the Company will seek shareholder approval of the Full Conversion at the Company’s 2021 annual meeting and (2) the Notes that would upon conversion into Common Stock represent more than 19.9% of the existing total Common Stock of the Company will be convertible into cash only, until such shareholder approval is received.  If, on the one-year anniversary of the issuance date, the shareholders have not received approval and the Remaining Term Loan is still outstanding, the coupon of the Notes will increase by 1.50% and the Required Amortization will be adjusted accordingly. If, on the two-year anniversary of the issuance date, the shareholders have not received approval and the Remaining Term Loan is still outstanding, the coupon will increase by an additional 1.50% and the Required Amortization will be adjusted accordingly.

The foregoing description of the Notes, the Indenture and the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture filed herewith as Exhibit 4.1, and to the Exchange Agreement filed herewith as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Investor Agreement

Until the date that a Holder no longer has, or has otherwise irrevocably waived, the right to designate one or more directors for nomination or appointment to the Board of the Company (the “Board”) pursuant to the Remaining Term Loan and no such director is serving on the Board (the “Standstill Period”), if such Holder (individually or as a “group” (as defined under the Securities Exchange Act of 1934, as amended)) directly or indirectly beneficially owns 10% or more of the aggregate amount of Common Stock issued or issuable upon conversion of the Notes (assuming that all Notes are fully converted into and settled in Common Stock as of the time of such determination), then such Holder will be subject to customary standstill restrictions, subject to certain exceptions, as provided in the Investor Agreement.

During the Standstill Period, each Holder that beneficially owns shares of Common Stock issued upon conversion of the Notes that represent 10% or greater of the then outstanding Common Stock of the Company agrees to vote any such shares in favor of the Company’s director nominees included in the Company’s proxy statement.  Until the earlier of (x) the expiration of the Standstill Period and (y) eighteen months after the issuance date, no Holder or “group” (as defined under the Securities Exchange Act of 1934, as amended) of Holders may vote any shares of Common Stock in excess of 20% of the then outstanding Common Stock of the Company.

The Holders of the Notes will be entitled to customary registration rights with respect to their as-converted Common Stock (subject to minimum registration amounts, blackout periods and limitations on the number of demands) following the 30-day anniversary of the closing date.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Agreement filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Existing Registration Rights Agreement

In connection with the Investor Agreement, the Company entered into an amendment with FIG LLC to the Registration Rights Agreement dated November 19, 2019 (as amended, the “Existing Registration Rights Agreement”) in order to account for the registration rights being granted to the Holders pursuant to the Investment Agreement.

The foregoing description of the Existing Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Existing Registration Rights Agreement filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Credit Agreement

In connection with the Exchange, the Company, the Guarantors, Alter Domus Products Corp., as administrative agent and collateral agent, and the lenders under the Credit Agreement have executed the Amendment, which, among other things, (i) requires quarterly amortization payments in an amount equal to the interest rate savings resulting from the Exchange for the applicable quarter, (ii) increases the threshold under the requirement for prepayment of the term loans with unrestricted cash and cash equivalents in excess of $40,000,000 from $40,000,000 to $70,000,000 for the 2020 fiscal year and (iii) replaces the Specified Lender’s (as defined therein) right to appoint directors to the Board in the event the gross leverage ratio exceeds certain thresholds with the right to increase the size of the board of directors and to nominate directors for election to the Board in the event the gross leverage ratio exceeds such thresholds.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

No.	Description
4.1	Indenture, dated as of November 17, 2020, between the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

10.1	Exchange Agreement, dated as of November 17, 2020, by and between the Company and the Exchanging Lenders.

10.2	Investor Agreement, dated as of November 17, 2020, by and between the Company and the Holders.

10.3	Amendment No. 1, dated as of November 17, 2020, to the Registration Rights Agreement dated as of November 19, 2019, by and between the Company and FIG LLC.

10.4
Amendment No. 4, dated as of November 17, 2020, to the Credit Agreement dated as of November 19, 2019, among the Company, Gannett Holdings LLC, each Guarantor party thereto, the Lenders from time to time party thereto and Alter Domus Products Corp. as collateral and administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2020

GANNETT CO., INC.
/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer